VICTORY PORTFOLIOS III

AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18F-3

Victory Portfolios III (the “Trust”) hereby adopts this Amended and Restated Multiple Class Plan (the “Plan”) pursuant to Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of its series identified in Schedule A hereto, as may be amended from time to time (each a “Fund” and together, the “Funds”), so that each Fund may issue multiple classes of shares, subject to the requirements and conditions imposed by the Rule.

A.GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED. Each Fund may issue one or more of the following classes of shares:

1.FUND SHARES. For each Fund except Victory 500 Index Fund, the fundshares of each Fund will be known by the name of the Fund followed by the word “shares.” For example, the fund shares of the Aggressive Growth Fund will be known as the “Aggressive Growth Fund shares” or as the “shares.” For Victory 500 Index Fund, the fundshares will be known as the “Member” shares. The retail shares of each Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge (“CDSC”) and are not subject to any distribution fee. Fund shares may be subject to a redemption fee of up to 1%, as described in each Fund’s Registration Statement, as applicable.

The fund shares of each Fund are available to all shareholders and certain other investors as described in the Trust’s Registration Statement. The shares of each Fund also are available by exchange, as described below.

The fund shares require a minimum initial investment of $3,000, or such other amounts as further described in the Trust’s Registration Statement.

2.CLASS A SHARES. Class A shares are subject to a fee charged at an annual rate of up to 0.25% of the average daily net assets attributable to Class A shares, payable pursuant to a plan adopted by the Trust’s Board of Trustees (the “Board”) pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 fees”). These Rule 12b-1 fees are paid to the Trust’s principal underwriter or to such other entities as approved by the Board (the “Payees”) as compensation for distribution expenses and shareholder services; provided, however, that Board approval is not required with respect to payments made by the Payees with Rule 12b-1 fees to third parties. Class A shares are offered and sold with the imposition of a maximum initial sales charge of up to (a) 5.75% (of the offering price) for equity funds and (b) 2.25% (of the offering price) for fixed income funds, as specified in the Trust’s registration statement. This initial sales charge may be waived for certain eligible purchasers and reduced for certain other eligible purchasers, as described in the Trust’s registration statement. A CDSC of up to 0.75% may be imposed on certain redemptions of Class A shares purchased without an initial sales charge if any of those shares are redeemed within 18 months of purchase.

Class A shares are offered through broker-dealers and other financial intermediaries, as described in the Trust’s Registration Statement. Class A Shares may also be available by exchange, as described below.

Class A shares require a minimum initial investment of $2,500, or such other amounts as further described in the Trust’s Registration Statement.

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3.CLASS C SHARES. Class C shares are subject to Rule 12b-1 Fees charged at an annual rate of up to 1.00% of the average daily net assets attributable to Class C shares (of which no more than 0.75% can be paid to finance activities primarily intended to result in the sale of shares). (Amounts paid in excess of 0.75% will be paid for shareholder services only.) Class C shares are offered and sold without the imposition of an initial sales charge. A CDSC of up to 1.00% may be imposed on certain redemptions of Class C shares if shares are sold within 18 months of purchase. The CDSC is based on the current value of the shares being sold or their net asset value when purchased, whichever is lower.

Class C shares are offered through broker-dealers and other financial intermediaries, as described in the Trust’s Registration Statement. Class C shares may also be available by exchange, as described below.

Class C shares require a minimum initial investment of $2,500, or such other amounts as further described in the Trust’s Registration Statement.

4.INSTITUTIONAL SHARES. Institutional shares are offered and sold without imposition of an initial sales charge or a CDSC and are not subject to any distribution fee.

Institutional shares are available for investment only to certain institutional investors including other funds managed by Victory Capital Management Inc. (the “Adviser”) and other types of investors as described in the Trust’s Registration Statement. Institutional shares may also be available by exchange, as described below.

Institutional shares require a minimum initial investment of $1,000,000, or such other amounts as further described in the Trust’s Registration Statement.

5.R6 SHARES. R6 shares are offered and sold without imposition of an initial sales charge or CDSC and are not subject to any distribution fee.

R6 shares are available for investment only to employer-sponsored retirement plans where a financial intermediary provides retirement recordkeeping services to participants, endowment funds, foundations or such other types of investors as further described in the Trust’s Registration Statement. Retirement plans eligible for the R6 shares include section 401(k) plans, 457 plans, employer- sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and non-qualified deferred compensation plans where shares are held on the books of the Fund through omnibus accounts (either at the plan level or at the level of the investment provider). R6 shares may also be available by exchange, as described below.

R6 shares do not have a minimum initial investment, as described in the Trust’s Registration Statement.

6.REWARD SHARES. Reward shares of Victory 500 Index Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any distribution fee.

Reward shares of the Fund are offered only to investors who meet the eligibility requirements specified below or invest in the Fund through a participating discretionary management account program. Reward shares of the Fund also are offered to the Victory Target Retirement Funds. Reward shares also are available by exchange, as described

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below.

Except for shareholders who invest in the Fund through a discretionary management account program and for the Victory Target Retirement Funds, Reward shares require a minimum investment of $100,000 for initial purchases or to be eligible to convert Member shares into Reward shares as provided in Section E.1. below and are not available to:

(a)SIMPLE IRAs, SEP IRAs, KEOGHs, and custodial accounts established under Section 403(b) of the Internal Revenue Code of 1986, as amended;

(b)Accounts held by corporations (excluding Victory affiliated companies) or in pension plans or profit sharing plans; and

(c)Accounts held by corporations, as such list may be modified in the Victory 500 Index Fund’s prospectus from time to time.

A Fund shareholder’s account that held Reward shares as of April 30, 2006, and does not satisfy the above criteria may continue to hold such shares and is eligible to purchase additional Reward shares, provided that the shareholder continues to satisfy the eligibility criteria that were previously in effect and on which the purchases of such Reward shares were based.

B.EXPENSE ALLOCATIONS OF EACH CLASS

Certain expenses of a Fund may be attributable to a particular class of shares of that Fund (“Class Expenses”). Class Expenses are charged directly to the net assets of that class and, thus, are borne on a pro rata basis by the outstanding shares of that class. For example, each class may pay a different proportion of the following other expenses:

1.Legal, printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of that class;

2.Blue Sky fees incurred by that class;

3.Transfer agency expenses relating to that class;

4.Expenses of administrative personnel and services required to support the shareholders of that class;

5.Litigation expenses or other legal expenses relating to that class;

6.Shareholder servicing expenses identified as being attributable to that class;

7.Rule 12b-1 fees payable in connection with the distribution and shareholder servicing of that class of shares;

8.Securities and Exchange Commission registration fees incurred by such class of shares;

9.Fees of the Board incurred as a result of issues relating to such class of shares;

10.Independent accountants’ fees relating solely to such class of shares;

11.Shareholder meeting expenses for meetings of a particular class; and

12.Such other expenses actually incurred in a different amount by that class or related to that class’s receipt of services of a different kind or to a different degree than another class.

Generally, each class of a Fund will be subject to the same advisory fee rate. Per Rule 18f-3(a)(1)(iii), each class of a Fund may pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract with respect to the Fund to the different investment performance of that class. In addition, per Rule 18f-3(b), advisory fee waiver arrangements may be implemented on a class specific basis, from time to time. The requirements set forth in this paragraph apply only to the contractual advisory fee rates and do not restrict

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the ability of a Fund to have differential fee waivers between share classes.

C.VOTING RIGHTS

Each class of shares of a Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class of shares. Each class of shares of each Fund shall have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

D.EXCHANGE PRIVILEGES

Each class of shares of a Fund may be exchanged for or acquired through an exchange of the same or a similar class of shares of any other fund managed by the Adviser as described in more detail in the Trust’s Registration Statement. Shares of one class of a Fund may be exchanged for shares of another class of the same Fund to the extent permitted under applicable law, the Trust's Master Trust Agreement and By-Laws, as each may be amended from time to time, and the Trust's Registration Statement. These exchange privileges may be modified or terminated by the officers of the Trust for each Fund to the extent permitted by SEC rules or policies, and exchanges may be made only into funds that are legally available for sale in the investor’s state of residence.

E.CONVERSION

Each Fund may, upon notice to the shareholder, convert a shareholder to another share class of the same Fund under the following circumstances:

1.If a shareholder no longer meets the eligibility requirements for the shareholder’s current share class, the Fund may automatically convert the shareholder into a share class of the same Fund for which the shareholder is eligible. For example, where a shareholder no longer meets the eligibility requirements for the Institutional shares (e.g., the shareholder terminates participation in a discretionary management account program), a Fund may convert the shareholder’s Institutional shares into Retail shares. For purposes of this mandatory action, the Fund will notify shareholders before any such conversion into Retail Shares can occur.

2.When a shareholder funds a managed account through the transfer of Retail shares, such shareholder’s Retail shares may be automatically converted into Institutional Shares of the same Fund. For the purpose of this voluntary conversion, the shareholder will be considered ineligible to continue to hold such Retail shares; and

3.When a shareholder of a Fund transfers Class A and Class C shares into a brokerage account, such shareholder’s Class A or Class C shares may be automatically converted into Retail shares of the same Fund. For the purpose of this voluntary conversion, such shareholder will be considered ineligible to continue to hold such Class A or Class C shares.

4.When a shareholder of a Fund transfers Class A and Class C shares into an eligible advisory program with a financial intermediary, such shareholder’s Class A or Class C shares may be converted into Retail shares or Institutional shares of the same Fund, as applicable.

5.Class C shares of a Fund will automatically convert to Class A shares in the month following the eighth (8th) anniversary of the issuance of such Class C shares occurs. The conversion will be effected at the relative net asset values per share of the two classes of shares without the imposition of any sales load, fee, or other charge.

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6.If a shareholder no longer meets the requirements for Reward shares, the Victory 500 Index Fund may reclassify the shareholder’s Reward shares into Member shares. A decline in a shareholder's account balance due to exchanges or redemptions may result in a conversion of Reward shares into Member shares. Market movement alone, however, will not result in a conversion. the Victory 500 Index Fund will notify shareholders before a conversion into Member shares can occur.

The list above may be amended in the Trust’s Registration Statement and in the event of a conflict, the Registration Statement governs.

A shareholder also may convert shares of one class of a Fund into shares of another class of the same Fund to the extent permitted under applicable law, the Trust’s Master Trust Agreement and By-Laws, and the Trust’s Registration Statement, as each may be amended from time to time. These conversion privileges may be modified or terminated by the officers of the Trust for each Fund to the extent permitted by SEC rules or policies.

F.ADDITIONAL INFORMATION

This Plan is qualified by and subject to the terms of the then current prospectuses and statements of additional information (collectively, the “Prospectuses”) for the applicable classes of the Funds; provided, however, that none of the terms set forth in any such Prospectuses shall be inconsistent with the terms of the classes contained in this Plan. The Prospectuses for the Funds contain additional information about the classes and each Fund’s multiple class structure.

G.AMENDMENTS

All material amendments to the Plan must be approved by a majority of the Trust’s Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust, as defined in Section 2(a)(19) of the 1940 Act (“Independent Trustees”). Before any such vote on the Plan, the Trust will furnish such information as may be reasonably necessary for the Board of Trustees to evaluate the Plan.

H.DATE OF EFFECTIVENESS

This Plan, as amended and restated, takes effect on or about June 10, 2021, or such other date designated by management of the Funds, provided that this Plan shall not become effective with respect to a Fund unless such action has first been approved by the vote of a majority of the Trust’s Board of Trustees and by vote of a majority of the Independent Trustees.

To facilitate implementation of amendments to the Plan that are approved by the Board from time to time, management may designate that all or certain amendments to the Plan take effect on one or more effective dates. In such cases, the relevant pre-existing terms of the Plan shall be deemed to have been “grandfathered” under this Plan.

Revised as of April 24, 2023

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SCHEDULE A

to the Rule 18f-3 Multi-Class Plan for the

Victory Portfolios III

	Fund		Retail	A Class	C Class	Institutional	R6	Reward

1.	Victory 500 Index Fund		X					X
2.	Victory Aggressive Growth Fund		X			X
3.	Victory California Bond Fund		X	X		X
4.	Victory Capital Growth Fund		X			X
5.	Victory Cornerstone Conservative Fund		X
	Victory Cornerstone Moderately		X
6.	Conservative Fund

7.	Victory Cornerstone Moderate Fund		X
	Victory Cornerstone Moderately Aggressive		X
8.	Fund
9.	Victory Cornerstone Aggressive Fund		X
10.	Victory Cornerstone Equity Fund		X
11.	Victory Emerging Markets Fund		X			X
12.	Victory Extended Market Index Fund		X
13.	Victory Global Equity Income Fund		X
14.	Victory Global Managed Volatility Fund		X			X
15.	Victory Government Securities Fund		X			X	X
16.	Victory Growth Fund		X			X
17.	Victory Growth & Income Fund		X			X
18.	Victory Growth and Tax Strategy Fund		X	X	X	X
19.	Victory High Income Fund		X			X	X
20.	Victory Income Fund		X	X		X	X
21.	Victory Income Stock Fund		X			X
22.	Victory Core Plus Intermediate Bond Fund		X	X	X	X	X
23.	Victory International Fund		X			X	X
24.	Victory Money Market Fund		X
25.	Victory Nasdaq-100 Index Fund		X	X	X	X	X
26.	Victory New York Bond Fund		X	X		X
27.	Victory Precious Metals and Minerals Fund		X	X		X
28.	Victory Science & Technology Fund		X	X
29.	Victory Short-Term Bond Fund		X	X		X	X
30.	Victory Small Cap Stock Fund		X			X
31.	Victory Target Managed Allocation Fund		X
32.	Victory Target Retirement 2030 Fund		X
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	Fund	Retail	A Class	C Class	Institutional	R6	Reward

33.	Victory Target Retirement 2040 Fund	X
34.	Victory Target Retirement 2050 Fund	X
35.	Victory Target Retirement 2060 Fund	X
36.	Victory Target Retirement Income Fund	X
37.	Victory Tax Exempt Intermediate-Term Fund	X	X		X
38.	Victory Tax Exempt Long-Term Fund	X	X		X
39.	Victory Tax Exempt Money Market Fund	X
40.	Victory Tax Exempt Short-Term Fund	X	X		X
41.	Victory Treasury Money Market Trust	X
42.	Victory Ultra Short-Term Bond Fund	X	X		X	X
43.	Victory Value Fund	X			X
44.	Victory Virginia Bond Fund	X	X		X
45.	Victory Sustainable World Fund	X	X		X

As of March 29, 2024

2

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